EXHIBIT 99.1
PRESS RELEASE
EMCORE Receives Notification of Deficiency From NASDAQ Due to Delay in Filing Form 10-Q

ALBUQUERQUE, NM--(Marketwire - 08/24/10) - EMCORE Corporation (NASDAQ:EMKR - News), a leading provider of compound semiconductor-based components, subsystems and systems for the fiber optics and solar power markets, today announced that on August 18, 2010, it received a letter from the NASDAQ Stock Market indicating that the Company was not in compliance with the continued listing requirements under NASDAQ Listing Rule 5250(c)(1).  The NASDAQ letter, which the Company expected, was issued in accordance with standard NASDAQ procedures because the Company did not timely file its Quarterly Report on Form 10−Q for the quarter ended June 30, 2010 with the Securities and Exchange Commission.

As previously reported by the Company on August 16, 2010, the filing of the Quarterly Report has been delayed because the Company requires additional time to complete its review of the accounting for certain inventory write-downs and the allowance against a specific account receivable that the Company has determined should be recorded. The Company intends to file its Quarterly Report as soon as practicable upon completion of its review.

The Company is required to submit a plan to regain compliance with NASDAQ’s requirements for continued listing and the plan must be submitted by October 18, 2010.

About EMCORE:

EMCORE Corporation is a leading provider of compound semiconductor-based components, subsystems and systems for the fiber optics and solar power markets. EMCORE's Photonic Systems segment is the leading developer and manufacturer of fiber-optic systems and components for a wide range of commercial and military applications including microwave fiber-optic signal transmission and processing, satellite earth-stations, fiber-optic gyroscopes, and terahertz sensing. EMCORE's Fiber Optics segment offers optical components, subsystems and systems that enable the transmission of video, voice and data over high-capacity fiber optic cables for high-speed data and telecommunications, cable television (CATV) and fiber-to-the-premises (FTTP) networks. EMCORE's Solar Power segment provides solar products for satellite and terrestrial applications. For satellite applications, EMCORE offers high-efficiency compound semiconductor-based gallium arsenide (GaAs) solar cells, covered interconnect cells and fully integrated solar panels. For terrestrial applications, EMCORE offers concentrating photovoltaic (CPV) systems for utility scale solar applications as well as offering its high-efficiency GaAs solar cells and CPV components for use in solar power concentrator systems. For specific information about our company, our products or the markets we serve, please visit our website at http://www.emcore.com.

Cautionary Statement Regarding Forward-Looking Statements:

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to EMCORE's ability to complete the necessary work to file its Quarterly Report on Form 10-Q for the period ended June 30, 2010 and subsequent periodic reports under the Securities Exchange Act and comply with the continued listing requirements under the NASDAQ Listing Rule 5350(c)(1).  The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. EMCORE believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to factors that could affect EMCORE's business, financial conditions and results of operations included in EMCORE's Annual Report on Form 10-K under the caption "Risk Factors," as updated by EMCORE's subsequent filings with the SEC, all of which are available at the SEC's website at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. EMCORE does not intend, and disclaims any obligation, to update any forward−looking information contained in this press release or with respect to the announcements described herein.